Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers to Present at

Nareit’s REITworld: 2020 Virtual Investor Conference

JACKSONVILLE, FL (November 13, 2020) – Regency Centers Corporation (“Regency” or the “Company”) (NASDAQ:REG) today announced that Lisa Palmer, President and Chief Executive Officer, is scheduled to make a presentation at Nareit’s REITworld: 2020 Virtual Investor Conference (the “Conference”) on Thursday, November 19, 2020, at 9:45 am ET.  To access the Company’s live presentation, attendees are required to register for the Conference, using the registration link below.  Registration for the Conference is complimentary.

Regency Centers Virtual Presentation

Date:Thursday, November 19, 2020

Time:9:45 am – 10:15 am ET

Speaker:Lisa Palmer, President & CEO

Registration:REITweek Virtual Environment

About Regency Centers Corporation (NASDAQ: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.